Exhibit 8.1

[Letterhead of Orrick, Herrington & Sutcliffe LLP]

June 25, 2010

BA Credit Card Funding, LLC
214 North Tryon Street
Suite #21-39
NC1-027-21-04
Charlotte, North Carolina 28255

Re:	BA Credit Card Funding, LLC
BA Master Credit Card Trust II
BA Credit Card Trust
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for BA Credit Card Funding, LLC, a Delaware limited liability company (“Funding”), in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”), which has been filed on June 25, 2010 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of series (each, a “Series”) of notes (collectively, the “Notes”), each such Series of Notes representing obligations of the BA Credit Card Trust (the “Trust”) and for the registration under the Act of the Series 2001-D certificate (the “Collateral Certificate”) representing an obligation of BA Master Credit Card Trust II (the “Master Trust”).  Each Series of Notes will be issued pursuant to the Master Indenture (as defined below), and is comprised of a number of classes of Notes (each, a “Class”).  Each Class of Notes is comprised of a number of tranches of Notes (each, a “Tranche”).  Each Tranche of Notes will be issued pursuant to the Second Amended and Restated Indenture, dated as of October 20, 2006 (the “Master Indenture”), as supplemented by the Amended and Restated Indenture Supplement, dated as of June 10, 2006 (the “Indenture Supplement”), and as further supplemented by a terms document relating to each such Tranche (each, a “Terms Document” and, in each such case, together with the Master Indenture and the Indenture Supplement, the “Indenture”), in each case between the Trust and The Bank of New York Mellon, as Indenture Trustee.  The Collateral Certificate has been issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement by and among Funding, as Transferor, FIA Card Services, National Association (the “Bank”), as Servicer, and The Bank of New York Mellon, as trustee of the Master Trust (the “Trustee”), dated as of October 20, 2006, and the Third Amended and Restated Series 2001-D Supplement thereto, dated as of March 2, 2009, as supplemented by the Addendum, dated as of March 31, 2010, each among Funding, the Bank and the Trustee.

BA Credit Card Funding, LLC
June 25, 2010

We hereby confirm that the statements set forth in the prospectus (the “Prospectus”) relating to the Notes forming a part of the Registration Statement under the headings “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences,” which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.  As more fully described in the previously referenced discussions in the Prospectus and the immediately succeeding paragraph, there can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

This opinion letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us.  Our opinion as to the matters set forth herein could change with respect to particular Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.  As the Registration Statement contemplates Notes with numerous different characteristics, the particular characteristics of such Notes must be considered in determining the applicability of this opinion to particular Notes.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement.  We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions “Legal Matters,” “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences,” in the Prospectus.  In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP